Exhibit 10.2
Summary of 2010 Executive Retention Plan
     Subject to appropriate regulatory approvals, the securities purchase agreement with Woori Finance Holdings, Inc. (“Woori”) permits Hanmi Financial Corporation to adopt a severance and retention plan for officers and directors providing payments in connection with their severance or continued service to us through the closing date of the transactions with Woori. Our severance and retention plan provides that each of our executive officers, other than our Chief Executive Officer, Mr. Yoo, will be entitled to a retention lump sum payment equal to 3 months of their current base salary on November 1, 2010 or the termination of their employment, whichever occurs first. In the case of any termination of our executive officers within 12 months of closing of the transactions contemplated by the securities purchase agreement, each of our executive officers, other than Mr. Yoo, will receive a severance lump sum payment equal to 3 months of their current base salary and 3 months of medical insurance.